CONFIDENTIAL PROPRIETARY

CONFIDENTIAL TREATMENT REQUEST

Exhibit 10.33

CORPORATE SUPPLY AGREEMENT

BETWEEN MULTI-FINELINE ELECTRONIX, INC. AND

MOTOROLA, INC.

This Corporate Supply Agreement (the “Agreement”), dated as of October 1, 2006 (the “Effective Date”), is between Motorola, Inc., located at 1303 E. Algonquin Road, Schaumburg, IL 60196 (“Motorola”) and Multi-Fineline Electronix, Inc., located at 3140 East Coronado Street, Anaheim, CA 92806 (“Supplier”). Each may be referred to as a party (“Party”), or they may be collectively known as parties (the “Parties”).

In consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereto agree that Supplier will supply Products to Motorola under the following terms and conditions:

1. SCOPE OF THIS AGREEMENT

1.1 General Applicability. This Agreement applies to all Motorola purchases of Products from Supplier during the term of the Agreement. References to “Motorola” and “Supplier” include all entities of each respective Party that control, are controlled by, or are under common control with, that Party. An entity “controls” another entity when it owns more than fifty percent of the voting stock or other ownership interest of that entity or has the ability to direct its management. “Motorola” also includes any Motorola-designated third parties to the extent the third parties are purchasing Products for Motorola (e.g., Motorola’s third-party manufacturing services providers).

1.2 Product Schedules. Motorola and Supplier may enter into written and signed product schedules (the “Product Schedules”) to establish additional terms and conditions applicable to one or more Products, or to establish project-specific terms and conditions required in connection with a particular project (e.g., customer-specific requirements). If the terms and conditions of a Product Schedule add to or conflict with this Agreement, the applicable Product Schedule will control as to the inconsistency only.

1.3 Certain Definitions. As used in this Agreement, the following capitalized terms have the following meanings:

a. “Confidential Information” means confidential or proprietary data or information disclosed by one Party to the other under this Agreement (i) in written, graphic, machine recognizable, electronic, sample, or any other visually perceptible form, which is clearly designated as “confidential” or “proprietary” at the time of disclosure, and (ii) in oral form, if it is identified as confidential at the time of disclosure, and confirmed in a written summary designated as “confidential” or “proprietary” within thirty (30) days after disclosure.

b. “Derivative Work” means a work that is based on one or more pre-existing works, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such pre-existing work may be recast, transformed, or adapted, and, if prepared without authorization of the copyright owner of such pre-existing work, would constitute a copyright infringement. A Derivative Work includes a compilation that incorporates such pre-existing work.

c. “Documentation” means, in a format as mutually agreed, the user guide, compilation instructions, documents, manuals and computer-readable files, regarding the installation, use, operation, functionality, troubleshooting and other technical information sufficient to use the Software.

d. “End-User(s)” means customers who acquire Motorola product(s) for their use and not for resale.

e. “Excessive Failure” means (i) a [CONFIDENTIAL TREATMENT] of a Product to meet and operate in accordance with the applicable Product specifications; or (ii) a defect that occurs in more than [CONFIDENTIAL TREATMENT] Per Million (“PPM”) of [CONFIDENTIAL TREATMENT] of Products; or (iii) a condition [CONFIDENTIAL TREATMENT] safety or regulatory issue.

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f. “Forecast” means Motorola’s [CONFIDENTIAL TREATMENT] advance calculation [CONFIDENTIAL TREATMENT].

g. “Illicit Code” means any computer instructions in the Software that are not intended to provide the functionality described in the Software’s Documentation and that interfere with Motorola’s use or right to quiet enjoyment of its license to the Software or that interfere with or prevent Motorola’s use of the Software as provided in this Agreement. Illicit Code includes what is commonly known as computer viruses, Trojan Horses, self-destruction mechanisms, copy protection schemes, and such other computer instructions that can disable, destroy, or otherwise alter the software or hardware on which the Software executes; or reveal any data or other information accessed through or processed by the Software. Illicit Code shall also include any vulnerabilities that allow unauthorized destruction of, access to or control of i) the Products, ii) other elements of a system that include the Products or iii) any information residing on the Products or other elements of a system that include the Products.

h. “Intellectual Property Rights” means any and all: (i) copyrights, trademarks, trade names, domain names, goodwill associated with trademarks and trade names, designs, and patents; (ii) rights relating to innovations, know-how, trade secrets, and confidential, technical, and non-technical information; (iii) moral rights, mask work rights, author’s rights, and rights of publicity; and (iv) other industrial, proprietary and intellectual property related rights anywhere in the world, that exist as of the Effective Date or hereafter come into existence, and all renewals and extensions of the foregoing, regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with the relevant legislation.

i. “[CONFIDENTIAL TREATMENT]” means the Motorola [CONFIDENTIAL TREATMENT].

j. “Non-Standard Product” means [CONFIDENTIAL TREATMENT] not a Standard Product.

k. “Object Code” means Supplier’s computer-programming code in machine-readable form.

l. “Order” means the direction provided by Motorola to Supplier. As used in this Agreement, the term Order includes [CONFIDENTIAL TREATMENT]

m. “Order and Supply Period” means any period of time identified in any attached Product Schedule which specifies a particular period of time for Supplier to make any Products available for Order by Motorola. Supplier will supply such Products for the period of time identified in the Product Schedule, unless Motorola agrees in writing to a shorter period of time.

n. “Products” includes [CONFIDENTIAL TREATMENT]

o. “Publicly Available Software” means (1) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, Open Source software (e.g. Linux) or similar licensing or distribution models; and (2) any Software that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (a) be disclosed or distributed in Source Code form, (b) be licensed for the purpose of making derivative works, or (c) be redistributable at no charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (2) the Artistic License (e.g., PERL); (3) the Mozilla Public License; (4) the Netscape Public License; (5) the Sun Community Source License (SCSL); (6) the Sun Industry Source License (SISL); and (7) the Apache Software license.

p. “Software” means Object Code or Source Code or both, its Documentation, and any enhancements, updates and upgrades made to the Object Code, Source Code and Documentation by Supplier which, when incorporated into Software or Documentation (as appropriate), shall be considered “Software” or “Documentation.”

q. “Source Code” means Supplier’s human readable computer programming code.

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r. “Standard Product” means a Product that [CONFIDENTIAL TREATMENT] during the term of this Agreement. [CONFIDENTIAL TREATMENT].

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2. TERM AND TERMINATION

2.1 Term and Renewal. This Agreement will have an initial term of two (2) years starting on the Effective Date. After the initial term, the Agreement will automatically renew for additional successive one-year period(s) unless either Party provides the other with at least [CONFIDENTIAL TREATMENT] written notice of its intention not to renew the Agreement prior to the expiration of the initial term or any one-year renewal period.

2.2	Termination.

a. Either Party may terminate this Agreement if the other Party breaches a material obligation under this Agreement, and that breach continues uncured for a period [CONFIDENTIAL TREATMENT] after receiving written notice of the breach.

b. Either Party may immediately terminate this Agreement in the event the other Party files a bankruptcy petition of any type or has a bankruptcy petition of any type filed against it and any such petition is not dismissed within ninety (90) days, ceases to conduct business in the normal course, becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, goes into receivership, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors’ rights and any such proceeding is not dismissed within ninety (90) days.

c. [CONFIDENTIAL TREATMENT], will entitle Motorola to terminate this Agreement, in whole or in part (including any individual Order) for cause, in which case, [CONFIDENTIAL TREATMENT]

d. Motorola may terminate this Agreement, or any applicable open Order(s), Product Schedule(s) and related Forecast(s), upon providing Supplier with prior written notice and not less than a [CONFIDENTIAL TREATMENT] opportunity to cure in the event that the [CONFIDENTIAL TREATMENT]

e. [CONFIDENTIAL TREATMENT] may terminate for convenience upon [CONFIDENTIAL TREATMENT] prior written notice to [CONFIDENTIAL TREATMENT].

2.3	Effect of Termination. Upon the expiration or termination of this Agreement for any reason:

a. Each Party will immediately stop using, and destroy or return to the other Party, all items that contain any Confidential Information belonging to the other Party (including without limitation all Motorola-consigned inventory and all types of Motorola Property as defined in Section 7 of this Agreement), except Motorola may retain one copy of any Confidential Information, Software, and Documentation necessary for the purpose of supporting Products sold to then-existing customers.

b. Motorola may continue to use and sell, in the ordinary course of business, any of its then existing inventory of Products. Motorola and its customers will continue to have all license grants described in Section 7 to continue using and selling the Products and providing support to Motorola’s customers.

c. Unless specified otherwise in the applicable Product Schedule, Supplier will continue to make spare parts and repair services for Products available for purchase by Motorola on the terms and conditions of this Agreement for [CONFIDENTIAL TREATMENT] the date of expiration or termination of this Agreement.

3. FORECASTING AND ORDERING

3.1 Schedule Sharing. Unless agreed otherwise in writing, the Parties will use Motorola’s internet-based forecasting, ordering and delivery system as more fully described in Exhibit A (“Schedule Sharing”). All electronic communications made by Motorola and Supplier under Schedule Sharing will be considered to be “in writing” and the Parties agree not to contest the enforceability of those communications under the provisions of any applicable law relating to whether certain agreements must be in writing and signed by the Party to be bound thereby. Those communications, if introduced as evidence on paper in any judicial, arbitration, mediation, or administrative proceedings, will be admissible to the same extent as business records originated and maintained in documentary form.

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3.2 Purchase Orders and Sales Acknowledgments. Upon mutual agreement, the Parties may exchange purchase orders, sales acknowledgments and invoice forms. All use of forms will be subject to the terms and conditions set out in Exhibit A. All Orders will be governed by the terms and conditions of this Agreement (including Exhibits and Product Schedules). No pre-printed terms and conditions on purchase order forms issued by Motorola, or any terms and conditions contained in Supplier’s quotations, acceptance, sales acknowledgments, and/or invoice forms, will supersede, extinguish, add to, alter or amend the provisions of this Agreement, even if signed by either or both Parties.

4. PRICES, PAYMENT TERMS, AND TAXES

4.1 General. Pricing for Products (the “Prices”) will be the mutually agreed upon prices which will be [CONFIDENTIAL TREATMENT] If the Parties agree to a Price change for any Product, the new Price is applicable to all Product units ordered by Motorola [CONFIDENTIAL TREATMENT] as of the effective date agreed by the Parties, [CONFIDENTIAL TREATMENT] not yet been formally amended or an Order is [CONFIDENTIAL TREATMENT] Supplier will promptly refund to Motorola any overpayment for Product units purchased by Motorola on or after the new Price effective date. All Prices are stated in US dollars unless agreed and specifically noted otherwise in the applicable Product Schedule and Order. Upon request from Motorola, Supplier will invoice and accept payment in [CONFIDENTIAL TREATMENT]

4.2 [CONFIDENTIAL TREATMENT] The Product Price offered to Motorola [CONFIDENTIAL TREATMENT] All Product purchased by Motorola, either directly or indirectly, [CONFIDENTIAL TREATMENT] Supplier will keep appropriate records to demonstrate compliance with this Section 4.2, which will be available for inspection as provided in Section 17.11; [CONFIDENTIAL TREATMENT]

4.3 [CONFIDENTIAL TREATMENT] Unless the Parties agree to use an [CONFIDENTIAL TREATMENT], the Parties will engage in a [CONFIDENTIAL TREATMENT] price review process, and will implement Product Price changes, [CONFIDENTIAL TREATMENT] as determined [CONFIDENTIAL TREATMENT] The Parties agree that Prices will be driven by such fact-based cost analysis unless otherwise agreed. [CONFIDENTIAL TREATMENT]

4.4 Payment Terms. Supplier will invoice Motorola upon delivery of the Products or completion of Supplier’s performance, whichever occurs later. Payment is due net [CONFIDENTIAL TREATMENT] unless there is a dispute that is not resolved within that period, in which case payment will be due [CONFIDENTIAL TREATMENT] after the dispute is resolved. If Supplier is participating in an [CONFIDENTIAL TREATMENT] payment for Products is due net [CONFIDENTIAL TREATMENT] If Supplier has entered into a [CONFIDENTIAL TREATMENT] and is participating in Motorola’s [CONFIDENTIAL TREATMENT], then invoices will be generated by Motorola in accordance with that program instead of by Supplier. Other than the Party responsible for generating the invoice, all other payment terms specified in the Agreement will govern.

4.5 Taxes and Tax Exempt Orders. Supplier shall separately state on each applicable invoice (and not include them in the purchase price), any import duties or sales, use, value added, excise or similar tax. Supplier shall not charge tax if Motorola is exempt from such taxes and furnishes Supplier with a certificate of exemption in a form reasonably acceptable to Supplier. Motorola will be responsible for any sales, use, VAT, or similar taxes, customs duties or any other such assessment however designated. All payments due under this Agreement will be made without deduction or withholding, unless such deduction or withholding is required by any applicable law of any relevant governmental revenue authority then in effect. If Motorola is required to so deduct or withhold income or profits tax, Motorola will pay the required amount to the relevant governmental authority; furnish Supplier with evidence of all withholding tax payments paid by it on behalf of Supplier which, to the extent permitted by law, will be in the name of Supplier. Motorola shall deliver to Supplier all original tax receipts or certified copies or other documentation with respect to the payment of such taxes as Supplier may reasonably request promptly after receipt from the relevant tax authority. Supplier’s invoice shall then be paid net of said withholding tax.

5. PACKAGING, INSPECTION, AND DELIVERY

5.1 Packaging. Supplier will pack and ship all Products according to instructions or specifications provided by Motorola. In the absence of any Motorola instructions, Supplier will comply with best commercial practices to ensure safe arrival at destination at the lowest transportation cost.

5.2 Delivery. Unless otherwise stated in a Product Schedule or an SOI Agreement (as that term is defined in Section 13 below), all deliveries are “FCA delivery point stated in Motorola’s Order (Incoterms 2000).” If no delivery point is stated in Motorola’s Order, delivery is “FCA closest airport to Supplier’s factory (Incoterms 2000).” Supplier is responsible for loss or damage caused by Supplier and discovered after transfer of title during the applicable Warranty Period. Motorola will pay all applicable freight and transportation charges from the delivery point. Supplier’s invoice must itemize any and all other applicable charges. No charge will be allowed for [CONFIDENTIAL TREATMENT]

5.3 Return Material Authorization Process. Motorola will have a reasonable opportunity to inspect Products while in the Hub and will provide Supplier with samples of nonconforming Products. Supplier promptly will issue a return material authorization (“RMA”) to Motorola for the [CONFIDENTIAL TREATMENT] non-conforming Products. Title to Products designated for return by Motorola will revert to Supplier. Motorola will return Products it believes are non-conforming. Supplier promptly will evaluate the Products to determine non-conformance and its root cause, and will provide Motorola with an analysis of the nonconforming Products. The return of nonconforming Products will not affect Motorola’s other rights and remedies under this Agreement or applicable law, including, without limitation, the right to reject or revoke acceptance of non-conforming Products. [CONFIDENTIAL TREATMENT] Nothing contained in this Section relieves [CONFIDENTIAL TREATMENT].

5.4 Late Delivery. Time is of the essence with respect to all deliveries and performance. If Supplier fails to timely perform or deliver Supplier shall [CONFIDENTIAL TREATMENT]

Supplier will use best efforts to expedite delayed Product or performance, and Supplier will pay all expediting costs. After [CONFIDENTIAL TREATMENT] of delay Motorola may terminate any Order and any related Forecast in whole or in part, for cause, and [CONFIDENTIAL TREATMENT].

5.5 Inspection. Motorola shall have the right to inspect all components and materials shipped by Supplier for nonconformance and/or defects. At its discretion, Motorola may also choose [CONFIDENTIAL TREATMENT] perform such inspections. In the event of nonconformance and/or defects, Motorola’s rights are set forth in Section 6.7 of this Agreement.

6. WARRANTIES AND REMEDIES

6.1 Supplier warrants that the Products provided under this Agreement are wholly new and contain new components and parts throughout. Supplier further warrants that it has good and warrantable title to the Products, free and clear of any liens or encumbrances, and that Supplier has full power and authority to license the Software, and to convey all other rights and licenses granted to Motorola under this Agreement, including any third-party intellectual property rights relating to the Products.

6.2 Supplier represents and warrants that Supplier has no knowledge that the Products infringe, misappropriate, or otherwise make unauthorized use of any Intellectual Property Rights of any third party, and that to the best of its knowledge the Products delivered under this Agreement do not infringe any Intellectual Property Rights of any third party. This warranty does not apply to the extent that a breach is caused by a) use of a Motorola-provided design, b) use in the Product of a third-party component selected by Motorola, if selection of another component would not have created infringement liability, c) unauthorized modifications made to Products delivered hereunder by Motorola or a third party, if the infringement would not have occurred but for the modification.

6.3 Supplier represents and warrants that to the best of its knowledge Supplier has obtained all necessary rights under all Intellectual Property Rights of third parties necessary for the sale, use or other distribution of the Products supplied to Motorola under this Agreement.

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6.4 Supplier represents and warrants that each Product is free of any defect that would pose a potential safety hazard. Further, unless specified otherwise in the applicable Product Schedule, for a period of [CONFIDENTIAL TREATMENT] (the “Warranty Period”), Supplier expressly warrants that all Products as delivered are free from defects in design, materials and workmanship, are appropriately labeled and packaged, meet the Quality requirements set forth in Section 9 below, and conform to the Product specifications. All warranties run to Motorola, [CONFIDENTIAL TREATMENT] All warranties survive any inspection, acceptance, payment, or resale by Motorola.

6.5 For Products that consist in whole or in part, of Software, Supplier represents and warrants the following:

a.	Software will perform in conformance with the Specifications and Documentation and will be free from i) defects that result in malfunctions, and ii) Illicit Code.

b.	There are no unresolved claims, demands or pending litigation, relating to Intellectual Property Rights in the Software, trademarks, or any part thereof.

c.	The Products have no vulnerabilities that allow unauthorized destruction of, access to or control of i) the Products, ii) other elements of a system that includes the Products or iii) any information residing on the Products or other elements of a system that includes the Products (“Security Vulnerabilities”).

d.	Supplier complies with general industry practices regarding the detection and correction of Security Vulnerabilities. Supplier will promptly notify Motorola if Supplier becomes aware of a Security Vulnerability with a reasonable likelihood of exploitation. This notice will include a description of the nature of the Security Vulnerability, an analysis of the threats created by the Security Vulnerability and Supplier’s proposed mitigation plan.

e.	Supplier shall neither incorporate Publicly Available Software in whole or in part into any part of the Software nor use Publicly Available Software in whole or in part in the development of any part of the Software without first obtaining Motorola’s prior written consent.

f.	Any Publicly Available Software, for which Motorola has granted advance written permission for Supplier to deliver, is contained solely within specific package and/or components of the Supplier Software. And that no portion of any Publicly Available Software reside outside of the Supplier Software, and will not be available, intermingled or dispersed within or outside the Supplier Software at any time or in any way so as to place any Motorola software at risk of contamination by such Publicly Available Software as a result of Supplier’s activities pursuant to this Agreement.

g.	Supplier will comply with the instructions of the Open Source Federation (http://www.opensource.org) with respect to modification of Publicly Available Software, and will promptly report to Motorola, in writing, any deviation therefrom.

h.	Supplier warrants that it has processes and precautions necessary to prevent any risk that any Motorola Software will be provided to the open source community or otherwise into the public domain, as a result of Supplier’s activities pursuant to this Agreement.

6.6 Supplier agrees that the representations and warranties contained in this Agreement are reaffirmed with each shipment or delivery of Products.

6.7 If Supplier delivers Products that are defective, non-conforming, or otherwise fail to comply with the warranties in this Agreement during the Warranty Period, or which experience an Excessive Failure as defined in Section 1.3(e) above (“affected Products”), whether or not apparent upon inspection, Supplier shall promptly and at its sole expense: (i) at Motorola’s option, [CONFIDENTIAL TREATMENT] (ii) expedite late deliveries and performance; and (iii) pay for [CONFIDENTIAL TREATMENT]; (iv) pay to Motorola [CONFIDENTIAL TREATMENT]; and (v) pay [CONFIDENTIAL TREATMENT] Supplier agrees that the foregoing remedies are in addition to any other remedies provided elsewhere in this Agreement and remedies available under law or equity.

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6.8 In addition to the other rights and remedies provided in this Agreement, if at any time one or more of the Products experiences an Excessive Failure, then: (i) Motorola, [CONFIDENTIAL TREATMENT] may [CONFIDENTIAL TREATMENT] (ii) Supplier [CONFIDENTIAL TREATMENT] will take [CONFIDENTIAL TREATMENT] according to a corrective action plan approved by Motorola; and (iii) Supplier shall [CONFIDENTIAL TREATMENT]

6.9 Assembly Products

6.9.1 Motorola agrees that upon placing any Order for PCBA Product or other assembly Product, it shall give Supplier a bill of materials for such Order (the “BOM”). The BOM shall include a listing of all components to be used in such assembly Product, including any components that (a) are purchased from, provided by or otherwise obtained from a third party and designed by or specifically for Motorola (“Motorola Designed Components”) or (b) are a specific component Motorola requires Supplier to purchase or otherwise obtain from a specific supplier (“Motorola Specified Components”). [CONFIDENTIAL TREATMENT]

6.9.2 [CONFIDENTIAL TREATMENT] Supplier will utilize world-class industry standard practices to perform inspections and testing, unless a different inspection and/or testing specification is otherwise agreed by the Parties (the “Applicable Inspection(s) and Test(s)”) [CONFIDENTIAL TREATMENT]

7. LICENSE GRANTS

7.1 Object Code License. Supplier grants to Motorola and its third party contractors a perpetual, irrevocable, worldwide, non-exclusive, fully paid up license, with right of sublicense, to use, make, reproduce, demonstrate, create Derivative Works, market, and/or otherwise distribute Documentation and Object Code incorporated into a Product or as a stand alone accessory; and to grant End Users the limited right to use the Documentation and Object Code; in each case to the extent necessary to use or support the Products sold under this Agreement and for no other purpose. All rights granted to End Users shall survive termination or alteration of this Agreement.

7.2 Source Code License. To the extent Source Code is provided hereunder, Supplier grants to Motorola and its third party contractors a perpetual, irrevocable, worldwide, non-exclusive, fully paid-up license: (i) to create Derivative Works; (ii) to use, modify, maintain, support and reproduce the Source Code; and (iii) to assemble, edit, merge, translate or compile additional copies of Source Code, including Derivative Works thereof, to Object Code. To the extent Source Code is not provided for Software or any component thereof, Supplier shall place all Source Code for the Software into escrow with Motorola’s escrow agent.

7.3 At Motorola’s request and thereafter on each anniversary of the Effective Date of this Agreement, Supplier agrees to deposit with a mutually agreed upon person (“Escrow Agent”), at the sole expense of Motorola, the most recent source code of the Software. If Supplier experiences any of the circumstances set out in Section 2.2b of this Agreement, suffers a defect in the Software, or performance, quality, support or maintenance issue with the Software, Motorola may direct the Escrow Agent to deliver to Motorola the deposited source code of the Software. During any period of time in which the released source code of the Software is in the possession of Motorola, Motorola shall have the right to use the source code of the Software in accordance with licenses and other terms and conditions set forth in this Section 7. Supplier expressly agrees to comply promptly with the foregoing obligations and agrees that Motorola shall be entitled to an injunction for specific performance of such obligation in the event Supplier’s representative, including any trustee in bankruptcy, refuses to comply with the foregoing obligations. In the event of bankruptcy, the Parties acknowledge that Motorola shall be entitled to the full protection provided to licensees of intellectual property rights specified in 11 U.S.C. § 365.

7.4 Supplier understands that one or more secondary suppliers may be furnishing to Motorola products the same as, or similar to, Supplier’s Products (“Similar Products”). During the term of this Agreement, Supplier [CONFIDENTIAL TREATMENT] will survive the expiration or termination of this Agreement for any such Similar Products purchased by or supplied to Motorola or its affiliates during the

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term of this Agreement. The foregoing covenant will be binding [CONFIDENTIAL TREATMENT] of and any exclusive licensee of any Supplier’s Intellectual Property Rights, [CONFIDENTIAL TREATMENT] [CONFIDENTIAL TREATMENT] agrees to inform all successors in interest, transferees, assignees or licensees of this covenant and to obtain their written consent to be bound by this covenant.

During the term of this Agreement [CONFIDENTIAL TREATMENT] applies, if Supplier asserts any of Supplier’s Intellectual Property Rights against a secondary supplier alleging infringement by such Similar Products and Supplier is awarded injunctive relief by a court of law, Supplier [CONFIDENTIAL TREATMENT]

7.5 Motorola [CONFIDENTIAL TREATMENT] reproduce in whole or in part, any copyright notices or other proprietary legends belonging to Supplier on any copies that Motorola makes of the Software, including modified copies of the Software. Supplier’s title to the Software will remain in and be the sole and exclusive property of Supplier. Motorola may allow third parties to exercise the rights and licenses granted in this Section 7 for the benefit of Motorola or its customers.

7.6 All trademarks, service marks, insignia, symbols, or decorative designs, and trade names and other symbols and devices associated with Motorola and Motorola’s products and services (“Motorola Marks”) are the sole property of Motorola. Supplier acknowledges and agrees that it: (i) has no right to use the Motorola Marks without Motorola’s prior written consent; (ii) will take no action which might derogate from Motorola’s rights in, ownership of, or the goodwill associated with such Motorola Marks; and (iii) will remove all Motorola Marks from any Products not purchased by Motorola.

7.7 All tools, equipment, dies, gauges, models, drawings, or other materials paid for or furnished or bailed by Motorola to Supplier (“Property”) are, and will remain, the sole property of Motorola. Supplier will safeguard all Property: (i) while it is in Supplier’s custody and control; (ii) be liable for any loss or damage to the Property; (iii) keep the Property free from all mechanic’s, materialmen’s and other similar liens or charges; (iv) use the Property only for Motorola orders; and (v) return the Property to Motorola upon request without further bond or action. Supplier agrees [CONFIDENTIAL TREATMENT] it may have in regard to the Property [CONFIDENTIAL TREATMENT]

7.8 For the term of this Agreement, Motorola grants to Supplier a royalty-free, non-transferable, nonexclusive license to use all Software in Object Code form and related documentation furnished by Motorola (“Motorola Supplied Software”) for internal use by Supplier’s employees at Supplier’s facilities for the purpose of manufacturing, testing and supplying Products to Motorola pursuant to this Agreement. Supplier may make up a reasonable number of copies of the Motorola Supplied Software as necessary for Supplier’s internal use permitted under the foregoing license. Supplier agrees that all Motorola Supplied Software will be deemed to be Confidential Information of Motorola that is subject to the terms and conditions of Section 10 of this Agreement.

7.9 Co-development between Supplier and Motorola, if any, will be addressed in a separate agreement.

8. PRODUCT CHANGE, PRODUCT DISCONTINUANCE, NEW TECHNOLOGY, SERVICE AND SUPPORT

8.1 Product Change. Supplier will not make changes to Products or changes to the processes, BOM, materials, design, tools, or locations used to manufacture, assemble, or package the Products without Motorola’s prior written approval. Motorola may request additional time to complete qualification of a proposed change, and Supplier must allow for this contingency in its change implementation timing. Unless a longer period is specified in the applicable Product Schedule, Supplier will provide Motorola with a minimum of [CONFIDENTIAL TREATMENT] prior written notice of any intent to change: (i) the design, content, form, fit, or function of any Product; (ii) the location of manufacture, assembly, or packaging of the Product; or (iii) the part number(s) of any Product. Backward compatibility to prior Product and software versions is required unless agreed otherwise. Motorola will respond to each Product Change Notice (“PCN”). If Motorola provides written acceptance, Supplier may make the requested change(s) and begin to ship Products with such accepted changes once they have been qualified, whether or not

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the notice period described above has expired If Motorola rejects the change(s) or does not provide written acceptance within the notice period specified above, Supplier may not make the change. If Supplier does not follow Motorola’s required product change process, and Motorola has not waived (in documented form) Supplier’s obligation to follow the product change process, Supplier shall [CONFIDENTIAL TREATMENT]

8.2 Discontinued Product. If Supplier intends to stop offering any Product for sale to Motorola for any reason (“Discontinued Product”), unless a longer period is specified in the applicable Product Schedule, Supplier will give Motorola a minimum of [CONFIDENTIAL TREATMENT] prior written notice, or if Supplier is the only Motorola-qualified source of the Discontinued Product, a minimum of [CONFIDENTIAL TREATMENT] prior written notice (“End of Life Period”). During the End of Life Period, Motorola will a) provide Supplier with a forecast of anticipated demand for the Discontinued Product during the End of Life Period and a final lifetime buy volume forecast; and b) may continue to place Orders for Discontinued Product, with delivery not to exceed [CONFIDENTIAL TREATMENT] from the date of the Order. Additionally, unless Supplier is no longer offering such Discontinued Product for sale to Motorola due to Motorola’s rejection of a PCN provided to Motorola in accordance with Section 8.1 above, Supplier will, at Motorola’s request, (i) deliver to Motorola or its designated third-party manufacturer all materials [CONFIDENTIAL TREATMENT] and (ii) assist Motorola in making alternative supply arrangements for the manufacture and supply of Discontinued Product [CONFIDENTIAL TREATMENT] The obligations of Supplier in both (i) and (ii) are solely for the purpose of allowing, and [CONFIDENTIAL TREATMENT] shall be limited in scope to allow, Motorola to make or have made, sell, offer to sell, import, otherwise dispose of, sublicense and distribute Discontinued Product (but not other parts and products derived therefrom). For purposes of this Section 8.2, Supplier’s Intellectual Property Rights do not include any rights Supplier [CONFIDENTIAL TREATMENT]

Supplier agrees that Motorola may [CONFIDENTIAL TREATMENT] in addition to all other remedies to which Motorola may be entitled to at law or in equity.

8.3 Long Life Businesses. Certain Motorola businesses are required to supply customers with products for extended periods of time, [CONFIDENTIAL TREATMENT] (“Long Life Businesses”). Supplier understands and agrees to extend the periods of time that Motorola may place orders, and Supplier will supply Product (the “Order and Supply Period”) as follows:

Order and Supply Period. Motorola may order Products under this Agreement for Long Life Businesses by specifying an Order and Supply Period in a particular Product Schedule.

Discontinued Product. In the event Supplier intends to discontinue offering for sale a Product listed on this Product Schedule during an Order and Supply Period, Supplier will provide Motorola with [CONFIDENTIAL TREATMENT] prior written notice). Motorola will provide Supplier with a Forecast of its anticipated demand for the remainder of the Order and Supply Period for the Discontinued Product to allow Supplier to meet Motorola’s needs. Notwithstanding any notice from Supplier to discontinue such Product, Motorola may continue to order and Supplier will continue to furnish Motorola with such Discontinued Product for the remainder of applicable Order and Supply Period. This provision survives any expiration or termination of the Agreement.

Except as provided above, in all other respects, the terms of the Agreement apply to Motorola purchases of Products listed on the particular Product Schedule, and will continue to apply to those Products during any extended Order and Supply Period specified in the Product Schedule.

8.4 Motorola Changes. Motorola may request changes to Products. Supplier will implement the changes and all applicable Orders will be deemed amended to incorporate the changes. Provided, however, if the requested changes will increase or decrease the cost of performance or the time required to perform, Supplier will advise Motorola in writing, and Supplier will not implement the change until Motorola gives Supplier written authorization to do so.

8.5 New Technology. In the event [CONFIDENTIAL TREATMENT] terms and conditions.

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8.6 Service and Support. Supplier will provide training and documentation to Motorola as set forth in Exhibit D, Training and Documentation Requirements. Supplier will, make available spare parts and repair services for a period of [CONFIDENTIAL TREATMENT] after notice of Product discontinuance, unless a longer period is specified in the Product Schedule in which case that longer period shall apply.

8.7 Status Meetings, Reports, and Reviews. Supplier will provide Motorola information about, and participate in regular meetings with Motorola to discuss, the status of outstanding deliverables, and any actual or potential issues that may arise related to Supplier’s performance under this Agreement.

9. QUALITY AND INSPECTION

9.1 All Products supplied to Motorola will be in conformity with the Product specifications, which include, but are not limited to, Motorola’s [CONFIDENTIAL TREATMENT] specifications and PPAP standards. All Products must [CONFIDENTIAL TREATMENT] meet applicable industry quality and performance standards, comply with all applicable legal and regulatory requirements, and [CONFIDENTIAL TREATMENT] Supplier agrees to support Motorola’s Six Sigma standards and adhere to Motorola-required quality processes on an ongoing basis, with the objective of delivering zero (0) defects for all Products.

9.2 Supplier will provide to Motorola [CONFIDENTIAL TREATMENT] the quality data described in Exhibit B, for Products supplied [CONFIDENTIAL TREATMENT] The average of the total defects per unit (“DPU”) [CONFIDENTIAL TREATMENT] for the term of this Agreement and for each Product. [CONFIDENTIAL TREATMENT] identified and a corrective action plan. During the applicable Warranty Period, Motorola [CONFIDENTIAL TREATMENT] reject lots that test above defect standards [CONFIDENTIAL TREATMENT] contained in a rejected lot at Supplier’s expense, in accordance with Section 6.7 Additionally, in the event that [CONFIDENTIAL TREATMENT], Supplier will have a [CONFIDENTIAL TREATMENT] containment action (“Containment Action”) and [CONFIDENTIAL TREATMENT] to take permanent corrective action. If the quality [CONFIDENTIAL TREATMENT] rates have not been reduced to acceptable levels, then, [CONFIDENTIAL TREATMENT] Motorola may [CONFIDENTIAL TREATMENT] all open Orders for the affected Product without further liability. In the event Containment Action is triggered under this Section 9.2, Motorola shall have the right [CONFIDENTIAL TREATMENT] for nonconformance and/or defects.

9.3 Supplier will cooperate with Motorola, as requested, in the implementation by Supplier of a Quality Assurance/Reliability program reasonably satisfactory to Motorola. Supplier will engage in continuous improved quality performance including but not limited to adherence to the following items:

a.	Goal of delivery of zero (0) Product defects

b.	Improved corrective action response time

c.	Implement industry appropriate statistical process control and statistical product control methods, including but not limited to, Statistical Process Control (“SPC”), Support Process Average Testing (“PAT”) and Statistical Yield Analysis (“SYA”)

d.	New product safe-launch planning

e.	Certification of TS-16949 Rev. 2002.10

f.	Motorola has adopted ISO-9001(2000) as its quality systems standard and requires all suppliers to be ISO-9001(2000) registered. Supplier agrees to use its commercially reasonable efforts to meet this standard and any additional certification requested by Motorola. Business units within Motorola that service specific industry segments may require suppliers to attain additional certifications such as TS-16949(2002) or TL-9000.

g.	Implement Display Quality Common Measurement System (“QCMS”) during production for statistical process control. Supplier will have capability to use QCMS on 100% of Products for which any optical parameter does not meet CP≥2 and CPK≥1.5 requirements.

10. CONFIDENTIAL INFORMATION

10.1 The Parties will (i) maintain the confidentiality of each other’s Confidential Information and not disclose it to any third party, except as authorized by the original disclosing party in writing; (ii) restrict disclosure of Confidential Information only to employees, contract employees and third party contractors

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who have a “need to know” in order for the party to perform its obligations and exercise its rights under this Agreement, and who are bound to maintain the confidentiality of the Confidential Information by terms of nondisclosure no less restrictive than those contained herein; (iii) handle Confidential Information with the same degree of care the receiving party applies to its own confidential information, but in no event, less than reasonable care, and (iv) use Confidential Information only for the purpose of performing, and to the extent necessary to fulfill, their respective obligations under this Agreement; (v) promptly notify the other Party upon discovery of any unauthorized use or disclosure of the Confidential Information and take reasonable steps to regain possession of the Confidential Information and prevent further unauthorized actions or breaches of this Agreement. Neither Party will reverse engineer, de-compile, or disassemble any Confidential Information of the other Party. Confidential Information is and at all times will remain the property of the disclosing Party. No use of any Confidential Information is permitted except as expressly provided herein, and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise. Upon receipt of written request, the receiving Party will return to the disclosing Party all Confidential Information, along with all copies and portions thereof.

10.2 Notwithstanding anything to the contrary herein, the receiving Party has no obligation to preserve the confidentiality of any information that is (i) previously known, or received rightfully by the receiving Party without any obligation to keep it confidential, (ii) distributed to third parties by the disclosing Party without restriction, (iii) publicly available other than by unauthorized disclosure by the receiving Party, (iv) independently developed by the receiving Party, or (v) disclosed to a governmental authority lawfully demanding Confidential Information, provided that the receiving Party provides sufficient prior written notice of the demand to allow the disclosing Party a reasonable opportunity to object to the scope or terms of the governmental demand or obtain a protective order, the receiving Party uses all reasonable efforts to resist disclosure before complying with the disclosure request, and if disclosure ultimately is required, the receiving Party discloses only the Confidential Information specifically required and only to the extent compelled to do so, and the receiving Party otherwise continues to maintain confidentiality after the required disclosure.

10.3 Motorola will retain ownership of all specifications for the Products (“Specifications”) provided by Motorola to Supplier under this Agreement, and will be the owner of all modifications or enhancements made by Supplier to such Specifications. At Motorola’s request and expense, Supplier shall execute all papers and provide reasonable assistance to Motorola necessary to vest ownership in Motorola of all such modifications or enhancements and to enable Motorola to obtain Intellectual Property Rights in any such modifications or enhancements. Supplier agrees to treat the Specifications as Confidential Information of Motorola that will not be disclosed in whole or part to or used for any third party, without Motorola’s prior written consent. Supplier’s obligations as stated in this Section 10.3 will survive the expiration or termination of this Agreement.

10.4 Supplier may from time to time provide suggestions, comments or other feedback (“Feedback”) to Motorola with respect to Specifications or Confidential Information provided originally by Motorola. Both Parties agree that all Feedback is and shall be given entirely voluntarily. Feedback, even if designated as confidential by Supplier, will not, absent a separate written agreement, create any confidentiality obligation for Motorola. Supplier will not give Feedback that is subject to license terms that seek to require any Motorola product, technology, service or documentation incorporating or derived from such Feedback, or Motorola’s Intellectual Property Rights, to be licensed or otherwise shared with any third party. Furthermore, except as otherwise provided herein or in a separate subsequent written agreement between the Parties, Motorola shall be free to use, disclose, reproduce, license or otherwise distribute, and exploit any Feedback provided to it by Supplier as Motorola sees fit, entirely without obligation or restriction of any kind on account of Intellectual Property Rights or otherwise. Motorola’s right to use Feedback as stated in this Section 10.4 will survive the expiration or termination of this Agreement.

10.5 The existence of this Agreement, and its terms and conditions, are Confidential Information.

10.6 Each Party’s obligations under this Agreement to keep confidential and restrict use of the other Party’s Confidential Information will survive five (5) years from expiration or termination of this Agreement.

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11. INDEMNIFICATION

11.1 Each Party will indemnify and hold harmless the other Party, its officers, directors, employees, contractors, and agents (“Indemnified Parties”) from any and all third party claims, damages, expenses, suits, losses, or liabilities (“Claims”) for any death, injury, or property damage caused by acts or omissions of the indemnifying Party, its officers, directors, employees, contractors, or agents (“Indemnifying Parties”) arising from or connected with the performance of this Agreement. To receive the foregoing indemnities, the Party seeking indemnification must promptly notify the other in writing of a Claim and provide reasonable cooperation and full authority to defend or settle the Claim. Neither Party will have any obligation to indemnify the other under any settlement made without its written consent.

11.2 Supplier will indemnify, defend and hold harmless Motorola and its affiliates, customers, distributors, officers, directors, employees, contractors, successors, assigns, and agents (the “Motorola Indemnitees”) against all Claims that arise out of, or are connected with, [CONFIDENTIAL TREATMENT] that otherwise fail to comply with Supplier’s warranties as set forth in this Agreement. Supplier will reimburse the Motorola Indemnitees for all losses, costs, and expenses the Motorola Indemnitees incur as a result of such Claims, including court costs and attorneys fees.

11.3 Supplier agrees to indemnify and hold harmless the Motorola Indemnitees, from any and all Claims arising from or by reason of any actual [CONFIDENTIAL TREATMENT], provided that: (i) Motorola gives Supplier prompt notice in writing of any such suit and permits Supplier, through counsel of its choice, to answer the charge of infringement and defend the claim or suit; (ii) Motorola provides Supplier information, assistance and authority, at Supplier’s expense, to enable Supplier to defend the claim or suit; (iii) Motorola gives Supplier full control of any settlement negotiations, and (iv) Supplier’s obligations under this Section 11.3 does not apply to the extent a Claim results from that described in Section 6.2(a) – (c). If the use of any portion of the Products provided hereunder is enjoined as a result of such suit, then Supplier,[CONFIDENTIAL TREATMENT] will either procure the right for Motorola and its customers to continue using the Products or replace or modify the Products so that they become non-infringing and are of equivalent or superior functionality. If neither of the foregoing alternatives is available on terms which are acceptable to Motorola, Motorola may [CONFIDENTIAL TREATMENT] Supplier agrees that its obligations to indemnify, as set forth in this Section 11, will survive the termination or expiration of this Agreement.

11.4 Supplier will not enter into any settlement agreement that affects any Motorola Indemnitee without Motorola’s prior written consent. Motorola may, at its sole expense, actively participate in any suit or proceeding, through its own counsel.

12. LIMITATION OF LIABILITY

[CONFIDENTIAL TREATMENT] IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES. [CONFIDENTIAL TREATMENT] NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE MAXIMUM LIABILITY OF SUPPLIER UNDER THIS AGREEMENT, WHETHER ALLEGED UNDER CONTRACT, TORT, OR ANY OTHER THEORY SHALL BE LIMITED TO THE [CONFIDENTIAL TREATMENT].

13. SUPPLIER OWNED INVENTORY PROGRAM

Supplier will participate in Motorola’s supplier owned inventory program (the “SOI Program”) pursuant to which Supplier will retain both risk of loss for, and title to, Products that will be stored in Motorola or third-party warehouses (“Hubs”). Specific terms and conditions for the SOI Program will be established under separate supplier owned inventory contract (the “SOI Agreement”) with Motorola and Motorola’s third party hub operators.

14. INSURANCE

14.1 Supplier will (i) maintain statutory Worker’s Compensation, Employer’s Liability, Broad Form Commercial General Liability, and Business Automobile Liability Insurance on behalf of Supplier and its subcontractors, and Contractual Liability Insurance for liability under this Agreement, in each instance of [CONFIDENTIAL TREATMENT] (U.S.) combined single limit; (ii) maintain insurance covering its assets and operations in an amount sufficient to fund the costs of compliance with the Business Interruption and Recovery Plan required by this Agreement; (iii) maintain Umbrella / Excess Liability Insurance

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[CONFIDENTIAL TREATMENT] (U.S.) per occurrence; (iv) [CONFIDENTIAL TREATMENT] (v) [CONFIDENTIAL TREATMENT] under the Workers Compensation and Employers’ Liability policies; (vi) [CONFIDENTIAL TREATMENT] (vii) [CONFIDENTIAL TREATMENT] and (viii) [CONFIDENTIAL TREATMENT]

14.2 Nothing contained within these insurance requirements will be deemed to limit or expand the scope, application and/or limits of the coverage afforded, which coverage will apply to each insured to the full extent provided by the terms and conditions of the policies. Nothing contained within this provision will affect and/or alter the application of any other provision contained with this Agreement. Deductibles or self-insured retentions must not exceed [CONFIDENTIAL TREATMENT] unless [CONFIDENTIAL TREATMENT] this Agreement. The deductible and/or self-insured retention of the policies will not limit or apply to the Supplier’s liability to Motorola and will be the sole responsibility of the Supplier.

15. FORCE MAJEURE

Neither Party will be in default of its obligation hereunder to the extent that its performance is delayed or prevented by a force majeure, which is defined as an event, circumstance, or act of a third party that is beyond the Party’s reasonable control and could not have been avoided by the exercise of due care. Upon the occurrence of a force majeure, the Party claiming a force majeure will provide the other Party with written notice, including the estimated delay and actions being taken or planned to avoid or minimize the impact of any delay. The Party claiming a force majeure will have the burden of establishing that a force majeure has delayed delivery or performance and to use commercially reasonable efforts to minimize the delay. If a force majeure event results in a delay of more than thirty (30) days, the other Party may cancel any further delivery or performance, including pending deliveries, with no liability.

16. GOVERNING LAW AND DISPUTE RESOLUTION

16.1 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law provisions. The Parties specifically disclaim application of the United Nations Convention on Contracts for the International Sale of Goods.

16.2 Dispute Resolution. Motorola and Supplier will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. Disputes will be resolved by the following process. The dispute will be submitted in writing to a panel of [CONFIDENTIAL TREATMENT] If the executives are unable to resolve the dispute [CONFIDENTIAL TREATMENT] either Party may refer the dispute to mediation, the cost of which will be shared equally by the Parties, except that each Party will pay its own attorney’s fees. [CONFIDENTIAL TREATMENT] after written notice demanding mediation, the Parties will choose a mutually acceptable mediator. Neither Party will unreasonably withhold consent to the selection of the mediator. Mediation will be conducted [CONFIDENTIAL TREATMENT]. If the dispute cannot be resolved through mediation [CONFIDENTIAL TREATMENT], either Party may submit the dispute to [CONFIDENTIAL TREATMENT]

Use of any dispute resolution procedure will not be construed under the doctrines of laches, waiver, or estoppel to adversely affect the rights of either Party. Nothing herein prevents either Party from resorting directly to judicial proceedings if the dispute is with respect to intellectual property rights, or interim relief from a court is necessary to prevent serious and irreparable injury to a Party or others. Supplier’s performance under this Agreement will not be suspended during the pendency of any dispute.

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17. OTHER TERMS AND CONDITIONS

17.1 Assignment. Except as otherwise provided herein, neither Party may assign this Agreement or any of its rights or obligations hereunder, without the prior written approval of the other Party, which will not be unreasonably withheld. Any attempted assignment, delegation or transfer without the necessary approval will be void. Unless otherwise agreed in writing by Motorola, in the event of a sale or transfer of Supplier’s business or assets, whether by operation of law or otherwise, Supplier will make assumption of its obligations under this Agreement a condition of the sale or transfer. Notwithstanding any provision herein or elsewhere to the contrary, in the event Supplier merges with, purchases or otherwise assumes the business [CONFIDENTIAL TREATMENT] the terms and conditions of this Agreement will continue to govern the relationship between Supplier and Motorola [CONFIDENTIAL TREATMENT] Nothing in this Section 17.1 is intended to operate as, and will not be treated as, a release of any pre-existing obligations [CONFIDENTIAL TREATMENT] may have with Motorola.

Supplier hereby authorizes Motorola to assign its rights or obligations under this Agreement without the need for further Supplier approval, in whole or in part, in connection with the divestiture, merger, consolidation, or similar transaction affecting a Motorola business covered by this Agreement.

17.2 Authority. Each Party represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations to enter into this Agreement and to perform and carry out its obligations under this Agreement, (ii) the person executing this Agreement on its behalf has express authority to do so and to bind the Party, and (iii) the execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the Party, and has been duly authorized by all necessary partnership or corporate action, and this Agreement is a valid and binding obligation of that Party.

17.3 [CONFIDENTIAL TREATMENT] From the Effective Date of this Agreement and [CONFIDENTIAL TREATMENT] except as hereinafter provided and subject to local law, each Party agrees [CONFIDENTIAL TREATMENT] The term [CONFIDENTIAL TREATMENT] will not include any [CONFIDENTIAL TREATMENT] In the event Supplier is in breach of its obligations, the operation of this Section 17.3 will be deemed suspended and no longer in force.

17.4 [CONFIDENTIAL TREATMENT] Within thirty (30) days of a request by Motorola, Supplier will provide Motorola with a [CONFIDENTIAL TREATMENT]. Supplier will [CONFIDENTIAL TREATMENT] Supplier will notify Motorola in writing within [CONFIDENTIAL TREATMENT]

17.5 Counterparts and Signatures. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same Agreement. This Agreement is fully executed when each Party has signed one or more counterparts and delivered the counterparts to the other Party. Facsimile signatures will be binding to the same degree as original signatures.

17.6 Cumulative Remedies. Unless specifically prohibited by this Agreement, if either Party breaches this Agreement, the non-breaching Party has the right to assert all available legal and equitable remedies.

17.7 Disclosures. This Agreement does not grant Supplier or any third Party, by implication, estoppel, or otherwise, any right to inspect or examine any of Motorola’s data, documents, instruments, financial statements, balance sheets, business records, software, systems, premises, or plants.

17.8 Express License Grants. No license, implied or express, under any Motorola Intellectual Property Rights or Supplier Intellectual Property Rights to use or incorporate any such Intellectual Property Rights into the Products is conveyed to a Party by the other Party unless expressly conveyed in this Agreement. If Supplier requires any license to Motorola Intellectual Property Rights for purposes of making or selling a Product to any third party other than Motorola, the license or licenses must be conveyed to Supplier by express license grants in this Agreement or other agreements between Supplier and Motorola.

17.9 Headings. The headings in this Agreement are for convenience and do not form a part of this Agreement.

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17.10 Publicity. [CONFIDENTIAL TREATMENT] will not issue a press release or make any other disclosure regarding this Agreement, the Parties’ business relationship or about [CONFIDENTIAL TREATMENT] business generally, without [CONFIDENTIAL TREATMENT] prior written consent; provided, however, that the foregoing shall not apply to any situation where [CONFIDENTIAL TREATMENT] is required, or is advised by counsel that it is advisable, to make any disclosure regarding its business [CONFIDENTIAL TREATMENT] pursuant to applicable law, statute, regulation, or court order.

17.11 Records and Inspections. Supplier will maintain all records related to the Products, as required by law, rule, or regulation. Motorola may, upon reasonable advance notice, inspect Supplier’s facilities, equipment, materials, records, and the Products that pertain to this Agreement, and may audit for compliance with this Agreement. Upon expiration or termination of this Agreement, at Motorola’s request, Supplier will transfer all records that were provided by Motorola hereunder, but may retain a copy of any records required to be kept by law, rule, regulation, or in connection with any legal process or proceeding, subject at all times to applicable confidentiality obligations.

17.12 Relationship. Supplier will perform under this Agreement solely as an independent contractor, and nothing in this Agreement will be construed to be inconsistent with that relationship. Under no circumstances will any of Supplier’s personnel be considered employees or agents of Motorola. Nothing in this Agreement grants either Party the right or authority to make commitments of any kind for the other, implied or otherwise, without the other Party’s prior written agreement. This Agreement does not constitute or create, in any manner, a joint venture, partnership, or formal business organization of any kind.

17.13 Scrap/WIP/Raw Materials/Finished Goods Disposal. Supplier [CONFIDENTIAL TREATMENT]

17.14 Security. Each Party agrees that, when employees or agents of the visiting Party are on the premises of the host Party, they will at all times comply with all security regulations in effect. The visiting Party further agrees to abide at all times with off-premises security regulation when the visiting Party has Confidential Information of the host Party. Motorola and Supplier specifically agree not to disclose to any third party any proprietary information, systems, equipment, ideas, processes or methods of operation observed by visiting employees or agents, at either Party’s facilities, all of which shall be deemed Confidential Information as defined herein.

17.15 [CONFIDENTIAL TREATMENT]

17.16 Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, the unenforceable portion will not affect any other provision of this Agreement, this Agreement will be construed as if the unenforceable provision was not present, and the Parties will negotiate in good faith to replace the unenforceable provision with an enforceable provision with effect nearest to that of the provision being replaced.

17.17 [CONFIDENTIAL TREATMENT] Supplier will [CONFIDENTIAL TREATMENT] under this Agreement without Motorola’s prior written consent. Supplier [CONFIDENTIAL TREATMENT] hereunder and will indemnify Motorola against any liability caused by [CONFIDENTIAL TREATMENT]

17.18 Successors. This Agreement is binding upon, inures to the benefit of, and is enforceable by, the Parties and their respective successors and permitted assigns.

17.19 Survival. A provision of this Agreement will survive expiration or termination of this Agreement if the context of the provision indicates that it is intended to survive.

17.20 Waiver. Failure of either Party to insist upon the performance of any term, covenant, or condition in this Agreement, or to exercise any rights under this Agreement, will not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or condition, or the future exercise of any such right, and the obligation of each Party with respect to such future performance will continue in full force and effect.

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17.21 Calendar Days. Unless expressly defined otherwise, all references to “day” or “days” in this Agreement shall mean calendar days.

18. ETHICS AND COMPLIANCE.

18.1 The Parties acknowledge their commitment to conduct their business, directly through its employees and officers, and indirectly though third parties, in conformance with key beliefs of uncompromising integrity and constant respect for people. In recognition of the significance of this commitment, the Parties agree to conduct themselves at all times in the performance of this Agreement honestly and fairly, using the highest ethical standards, and to treat their employees, agents, contractors and customers with dignity.

18.2 Supplier [CONFIDENTIAL TREATMENT] represents and warrants that (i) all Products are produced, manufactured, assembled, packaged, labeled, and supplied, (ii) services are rendered, and (iii) the actual Products and services provided are, in compliance with applicable laws, rules, regulations and standards [CONFIDENTIAL TREATMENT]. Upon request Supplier will re-certify compliance annually. Supplier will indemnify, defend and hold harmless Motorola Indemnitees (in accordance with, and subject to, the terms and conditions set forth in Section 11) from Claims arising from [CONFIDENTIAL TREATMENT] subject, however, to the performance representation and warranty exclusions contained in Section 6.9.

19. LEGAL NOTICES AND OTHER DOCUMENTS

All notices and other communications required or contemplated under this Agreement must be written and signed by an authorized representative of the Party providing such notice and be transmitted to the address shown below either by (i) personal delivery, (ii) expedited messenger service, (iii) registered or certified mail, postage prepaid and return receipt requested, (iv) electronic facsimile with confirmed answer back, or (v) electronic mail with confirmed answer back. Notices in conformity with the requirements of this Section 19 will be deemed given as of the day received.

To Motorola:

Motorola, Inc.
1475 W. Shure Drive
Arlington Heights, IL 60004
[CONFIDENTIAL TREATMENT]

1475 West Shure Drive
Arlington Heights, IL 60004

To Supplier:

Multi-Fineline Electronix, Inc.
3140 East Coronado Street
Anaheim, CA 92806
[CONFIDENTIAL TREATMENT]

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20. ENTIRE AGREEMENT

This Agreement, together with the attached Exhibits and all Product Schedules that are entered into by the Parties in accordance with this Agreement, is the entire understanding between the Parties concerning the subject matter hereof and supersedes all prior discussions, agreements and representations, whether oral or written, express or implied. No alterations or modifications of this Agreement will be binding upon either Party unless made in writing and signed by an authorized representative of each Party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

MOTOROLA, INC.		MULTI-FINELINE ELECTRONIX, INC.

By:	/s/ Rita S. Lane	By:	/s/ Reza Meshgin
Name:	Rita S. Lane	Name:	Reza Meshgin
Title:	Chief Procurement Officer, Integrated Supply Chain Motorola, Inc.	Title:	President and COO

Signature Date: 1-5-2007		Signature Date: January 12, 2007

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Exhibit A to Corporate Supply Agreement

[OMITTED]

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Exhibit B to Corporate Supply Agreement

[OMITTED]

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Exhibit C to Corporate Supply Agreement

[OMITTED]

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Exhibit D to Corporate Supply Agreement

[OMITTED]

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PRODUCT SCHEDULE 1

TO CORPORATE SUPPLY AGREEMENT BETWEEN

SUPPLIER AND MOTOROLA, Inc.

[OMITTED]